EXHIBIT 99.1

LHC Group Reports Fourth-Quarter 2016 EPS of $0.55 and Adjusted EPS of $0.58 on Revenue of $235.4 Million

PRODUCES FULL-YEAR 2016 EPS OF $2.07

Establishes Financial Guidance for 2017

LAFAYETTE, La., March 08, 2017 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG) today announced its financial results for the three months and year ended December 31, 2016.

Financial Results for the Fourth Quarter of 2016 Compared with the Fourth Quarter of 2015

  Net service revenue increased 7.5% to $235.4 million for the fourth quarter of 2016 compared with $219.0 million for the fourth quarter of 2015.
  Net income attributable to LHC Group was $9.8 million, or $0.55 per diluted share, for the latest quarter, compared with $7.7 million, or $0.44 per diluted share, for the fourth quarter of 2015. Adjusted net income attributable to LHC Group for the fourth quarter of 2016 was $0.58 per diluted share(1) compared with $0.53 per diluted share for the fourth quarter of 2015(1).
  For the fourth quarter of 2016, net income attributable to LHC Group and adjusted net income attributed to LHC Group reflect the impact of estimated net Medicare reimbursement reductions of $0.11 per diluted share compared with the fourth quarter of 2015.
  Total comparable-quarter growth in admissions for all service lines for the fourth quarter was 13.2%.
  Total comparable-quarter organic growth in home health admissions for the fourth quarter was 10.8%.

(1) See “Reconciliation of Non-GAAP Measures - Adjusted net income attributable to LHC Group” to GAAP results on page 10.

Financial Results for Full-Year 2016 Compared with Full-Year 2015

  Net service revenue increased 12.1% to $914.8 million for 2016 compared with $816.4 million for 2015.
  Net income attributable to LHC Group grew 13.1% to $36.6 million compared with $32.3 million and 12.5% to $2.07 per diluted share compared with $1.84 per diluted share. Results for 2016 include estimated net Medicare reimbursement reductions of $0.28 per diluted share compared with 2015.
  Total comparable-annual growth in admissions for all service lines for 2016 was 12.9%.
  Total comparable-annual organic growth in home health admissions for 2016 was 9.3%.

Commenting on the announcement, Keith G. Myers, LHC Group’s chairman and CEO, said, “We are pleased with our fourth-quarter financial results and with the operating momentum we built throughout 2016. A continuation of favorable admission trends drove double-digit growth in both total admissions and organic home health admissions for the second consecutive quarter. In addition, the acuity of our home health admissions further increased resulting in a 4.7% rise in average Medicare reimbursement. Reflecting the strength of these increases, our home health organic revenue increased 7.3% for the fourth quarter and 6.4% for the full year.

“We expect to continue our organic home health growth momentum in 2017. This growth, in part, reflects the expansion of our marketing efforts into our substantial secondary markets – those in which we are licensed but do not have an agency location – due to our enhanced capabilities resulting from the completion of our point of care system in 2014. We believe these markets represent a meaningful long-term growth opportunity.

“We also attribute much of our fourth quarter and full-year organic growth and increased patient acuity to our 72 hospital and health system joint venture partnerships.  We believe our increasing volume from these partners - at a time when the healthcare industry’s shift to value-based care is intensifying - has resulted from our ability to provide high quality care for their post-acute and non-acute patients and, thereby, create significant costs savings for these partners. We are further favorably differentiated within our industry by the CMS Star ratings for quality and patient satisfaction, both of which LHC Group has now led for three consecutive quarters. The Company also continues to be the country’s only home health provider that is 100% accredited with the Joint Commission excluding recent acquisitions.

“These attributes provide very substantial support to our ongoing effort to be the leading partner of choice for hospitals and health systems that recognize the value in improving their patients’ non-acute care.  We expect them to drive continued organic growth from our existing joint venture partnerships and, as the recent completion of our newest joint venture with LifePoint Health indicates, to drive further success in our strategy to develop new joint venture partnerships.

“In addition to the positive industry and Company dynamics that have created a strong corporate development pipeline of potential hospital and health system joint ventures, rising consolidation pressures in the home health industry have also produced a robust pipeline of potential transactions for freestanding home health and hospice providers. Combined, these pipelines generated announced transactions in 2016 for over $106 million in annualized revenue. We remain well-positioned to fund future acquisitions, with significant anticipated cash flow from operations, which totaled $67.5 million for 2016, and $130 million of availability under our credit agreement.”

Mr. Myers concluded, “The strength of LHC Group’s differentiated quality of care, competitive positioning and market potential all reflect the character, experience, and work ethic, of our team, including both healthcare professionals and all those who support them throughout the Company.  The commitment and compassion this team brings to their jobs every day make a vital difference in the lives of those we are privileged to care for and serve, every day. We thank them for their unceasing effort, while recognizing that this team of skilled and dedicated people provides the foundation of the Company’s prospects for long-term growth and increased shareholder value.”

FY 2017 Guidance
Fiscal year 2017 net service revenue is expected to be in the range of $1 billion to $1.03 billion, and fully diluted earnings per share are expected to be in the range of $2.07 to $2.23. This guidance includes:

(1)   the negative impact from the Medicare Home Health Prospective Payment System for 2017, which is expected to have an approximate 2% impact, or $10 million reduction to Medicare Home Health revenue and $0.34 reduction in fully diluted earnings per share for 2017;
(2)  the negative impact from the Medicare Long-Term Care Hospital (LTCH) Prospective Payment System (PPS), which is expected to reduce Medicare LTCH revenue by $6 million or $0.12 net reduction in fully diluted earnings per share for 2017 after mitigation strategies;
(3)  the positive impact from the 2017 Medicare Hospice Wage Index and Payment Rate final rule, effective October 1, 2016, which is expected to increase our Medicare Hospice revenue for 2017 by 2.1%, or $2.7 million, and fully diluted earnings per share by $0.09; and
(4)  the Home Health and Hospice Joint Venture with LifePoint which was effective January 1, 2017 and is anticipated to achieve approximately $50 - $55 million in revenue and $0.02-$0.05 in EPS attributable to LHC Group in 2017.

The Company’s financial guidance does not take into account the impact of other future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call
LHC Group will host a conference call on Thursday, March 9, 2017, at 11:00 a.m. Eastern time to discuss its fourth quarter and year-end 2016 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, March 16, 2017, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 52252764. A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of non-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and facility-based services. LHC Group operates 298 home health services locations, 72 hospice locations, 16 community-based service locations and six long-term acute care hospitals (LTACHs) with eight locations.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company’s operations. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share data) (Unaudited)

	Dec. 31, 2016	Dec. 31, 2015
ASSETS
Current assets:
Cash	$3,264	$6,139
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $29,036 and $26,712, respectively	124,803	110,350
Other receivables	5,115	2,093
Amounts due from governmental entities	942	1,081
Total receivables, net	130,860	113,524
Prepaid income taxes	–	1,949
Prepaid expenses	9,821	10,833
Other current assets	5,796	5,835
Receivable due from insurance carrier	–	550
Total current assets	149,741	138,830
Property, building and equipment, net of accumulated depreciation of $35,226 and $38,907, respectively	43,251	38,096
Goodwill	307,317	290,694
Intangible assets, net of accumulated amortization of $10,968 and $8,496, respectively	102,006	96,405
Other assets	11,756	2,029
Total assets	$614,071	$566,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$26,805	$24,586
Salaries, wages, and benefits payable	34,265	28,098
Self-insurance reserves	10,691	9,636
Current portion of long-term debt	252	241
Amounts due to governmental entities	4,955	7,055
Income tax payable	3,499	–
Legal settlement payable	–	550
Total current liabilities	80,467	70,166
Deferred income taxes	31,941	23,729
Income tax payable	–	3,415
Revolving credit facility	87,000	98,000
Long-term debt, less current portion	544	543
Total liabilities	199,952	195,853
Noncontrolling interest – redeemable	12,567	12,408
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock – $0.01 par value; 40,000,000 shares authorized; 22,429,041 and 22,224,423 shares issued in 2016 and 2015, respectively	224	222
Treasury stock – 4,828,679 and 4,776,560 shares at cost, respectively	(39,135)	(37,139)
Additional paid-in capital	119,748	113,793
Retained earnings	314,289	277,706
Total LHC Group, Inc. stockholders’ equity	395,126	354,582
Noncontrolling interest – non-redeemable	6,426	3,211
Total equity	401,552	357,793
Total liabilities and equity	$614,071	$566,054

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except share and per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net service revenue	$235,443	$218,993	$914,823	$816,366
Cost of service revenue	144,089	128,940	557,650	480,878
Gross margin	91,354	90,053	357,173	335,488
Provision for bad debts	3,131	4,370	14,790	19,243
General and administrative expenses	69,050	68,076	270,622	247,919
Impairment of intangibles and other	–	1,025	–	1,273
(Gain) loss on disposal of assets	(190)	30	1,199	710
Operating income	19,363	16,552	70,562	66,343
Interest expense	(768)	(769)	(2,936)	(2,302)
Non-operating income	213	100	492	457
Income before income taxes and noncontrolling interest	18,808	15,883	68,118	64,498
Income tax expense	6,676	5,751	22,176	22,848
Net income	12,132	10,132	45,942	41,650
Less net income attributable to noncontrolling interests	2,315	2,399	9,359	9,315
Net income attributable to LHC Group, Inc.’s common stockholders	$9,817	$7,735	$36,583	$32,335

Earnings per share – basic:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.56	$0.44	$2.08	$1.86

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.55	$0.44	$2.07	$1.84

Weighted average shares outstanding:
Basic	17,597,190	17,447,691	17,559,477	17,405,379
Diluted	17,764,066	17,647,483	17,682,820	17,547,531

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Year Ended December 31,
	2016	2015
Operating activities:
Net income	$45,942	$41,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,160	11,955
Provision for bad debts	14,790	19,243
Stock-based compensation expense	4,872	4,225
Deferred income taxes	7,402	1,518
Loss on disposal of assets	1,199	710
Impairment of intangibles and other	–	1,280
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(28,873)	(27,951)
Prepaid expenses and other assets	1,034	(3,793)
Prepaid income taxes	1,641	441
Accounts payable and accrued expenses	9,182	10,526
Income tax payable	84	–
Net amounts due to/from governmental entities	(1,961)	130
Net cash provided by operating activities	67,472	59,934

Investing activities:
Cash paid for acquisitions, primarily goodwill and intangible assets	(23,156)	(70,572)
Purchases of property, building and equipment	(16,009)	(13,283)
Advanced payments on acquisitions	(11,488)	–
Other	273	–
Net cash (used in) investing activities	(50,380)	(83,855)

Financing activities:
Proceeds from line of credit	38,000	83,000
Payments on line of credit	(49,000)	(45,000)
Excess tax benefits from vesting of stock awards	1,303	914
Proceeds from employee stock purchase plan	912	782
Payments on debt	(238)	(233)
Noncontrolling interest distributions	(9,413)	(8,324)
Purchase of additional controlling interest	–	(275)
Sale of noncontrolling interest	356	–
Withholding taxes paid on stock-based compensation	(1,996)	(1,479)
Proceeds from exercise of stock options	109	144
Net cash (used in) provided by financing activities	(19,967)	29,529
Change in cash	(2,875)	5,608
Cash at beginning of period	6,139	531
Cash at end of period	$3,264	$6,139

Supplemental disclosures of cash flow information
Interest paid	$3,123	$1,870
Income taxes paid	$11,533	$20,361

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Three Months Ended December 31, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$173,806	$34,898	$11,067	$15,672	$235,443
Cost of service revenue	104,091	21,523	7,947	10,528	144,089
Provision for bad debts	1,486	1,037	309	299	3,131
General and administrative expenses	52,255	9,393	2,217	5,185	69,050
Gain (loss) on disposal of assets	47	9	2	(248)	(190)
Operating income	15,927	2,936	592	(92)	19,363
Interest expense	(576)	(85)	(38)	(69)	(768)
Non-operating income (loss)	208	(1)	1	5	213
Income from continuing operations before income taxes and noncontrolling interest	15,559	2,850	555	(156)	18,808
Income tax expense	5,480	1,001	237	(42)	6,676
Net income	10,079	1,849	318	(114)	12,132
Less net income attributable to noncontrolling interests	1,875	499	(2)	(57)	2,315
Net income attributable to LHC Group, Inc.’s common stockholders	$8,204	$1,350	$320	$(57)	$9,817
Total assets	$427,782	$116,090	$33,520	$36,679	$614,071

	Three Months Ended December 31, 2015
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$158,277	$31,166	$10,489	$19,061	$218,993
Cost of service revenue	92,146	18,272	7,444	11,078	128,940
Provision for bad debts	3,627	305	385	53	4,370
General and administrative expenses	49,327	11,091	2,155	5,501	68,228
Impairment of intangibles and other	1,025	–	–	–	1,025
Loss on sale of asset	25	4	–	–	29
Operating income	12,127	1,494	505	2,429	16,555
Interest expense	(608)	(85)	(6)	(70)	(769)
Non-operating income (loss)	88	13	1	(3)	99
Income before income taxes and noncontrolling interest	11,607	1,422	500	2,356	15,885
Income tax expense	4,174	485	230	862	5,751
Net income	7,433	937	270	1,494	10,134
Less net income attributable to noncontrolling interests	1,840	299	(43)	303	2,399
Net income attributable to LHC Group, Inc.’s common stockholders	$5,593	$638	$313	$1,191	$7,735
Total assets	$394,392	$101,641	$31,235	$38,786	$566,054

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Continued) (Amounts in thousands) (Unaudited)

	Year Ended December 31, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$665,896	$134,948	$43,891	$70,088	$914,823
Cost of service revenue	398,450	83,359	32,603	43,238	557,650
Provision for bad debts	9,609	3,401	797	983	14,790
General and administrative expenses	203,418	37,207	8,785	21,212	270,622
Loss (gain) on disposal of assets	857	338	49	(45)	1,199
Operating income	53,562	10,643	1,657	4,700	70,562
Interest expense	(2,216)	(317)	(144)	(259)	(2,936)
Non-operating income	422	25	14	31	492
Income from continuing operations before income taxes and noncontrolling interest	51,768	10,351	1,527	4,472	68,118
Income tax expense	16,505	3,485	651	1,535	22,176
Net income	35,263	6,866	876	2,937	45,942
Less net income attributable to noncontrolling interests	6,876	1,867	(58)	674	9,359
Net income attributable to LHC Group, Inc.’s common stockholders	$28,387	$4,999	$934	$2,263	$36,583

	Year Ended December 31, 2015
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$613,188	$85,854	$41,202	$76,122	$816,366
Cost of service revenue	354,750	50,906	29,076	46,146	480,878
Provision for bad debts	15,736	1,002	1,816	689	19,243
General and administrative expenses	190,591	26,437	8,465	22,426	247,919
Impairment of intangibles and other	1,245	–	28	–	1,273
Loss on sale of asset	544	80	41	45	710
Operating income	50,322	7,429	1,776	6,816	66,343
Interest expense	(1,819)	(253)	(23)	(207)	(2,302)
Non-operating income	397	38	3	19	457
Income before income taxes and noncontrolling interest	48,900	7,214	1,756	6,628	64,498
Income tax expense	17,173	2,541	787	2,347	22,848
Net income	31,727	4,673	969	4,281	41,650
Less net income attributable to noncontrolling interests	7,424	1,077	(144)	958	9,315
Net income attributable to LHC Group, Inc.’s common stockholders	$24,303	$3,596	$1,113	$3,323	$32,335

LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Key Data:
Home-Health Services:
Home Health
Locations	281	280	281	280
Acquired	3	4	12	9
De novo	1	–	5	–
Divested/Consolidated	(9)	(3)	(16)	(6)
Total new admissions	41,184	36,249	159,914	143,197
Medicare new admissions	26,812	24,060	105,575	96,911
Average daily census	39,407	37,060	38,587	36,752
Average Medicare daily census	28,381	27,432	28,146	27,297
Medicare completed and billed episodes	51,040	48,636	199,235	191,208
Average Medicare case mix for completed and billed Medicare episodes	1.09	1.05	1.06	1.03
Average reimbursement per completed and billed Medicare episodes	$2,774	$2,650	$2,688	$2,579
Total visits	1,192,042	1,088,846	4,629,695	4,183,204
Total Medicare visits	869,759	804,537	3,396,164	3,107,029
Average visits per completed and billed Medicare episodes	17.0	16.5	17.0	16.2
Organic growth:(1)
Net revenue	7.3%	5.9%	6.4%	4.5%
Net Medicare revenue	5.3%	5.5%	4.7%	3.5%
Total new admissions	10.8%	4.0%	9.3%	3.4%
Medicare new admissions	8.5%	1.5%	6.6%	2.4%
Average daily census	3.5%	0.9%	2.3%	0.1%
Average Medicare daily census	0.8%	0.9%	0.4%	-0.5%
Medicare completed and billed episodes	2.5%	3.2%	2.2%	1.4%

Community-Based Services:
Locations	11	13	11	13
Acquired	–	–	1	2
De novo	–	–	–	–
Divested/Consolidated	–	–	(3)	(1)
Average daily census	1,633	1,513	1,629	1,371
Billable hours	349,053	307,781	1,339,182	1,213,870
Revenue per billable hour	$31.71	$34.08	$32.77	$33.94

Hospice-Based Services:
Locations	65	56	65	56
Acquired	–	16	10	17
De novo	1	–	1	2
Divested/Consolidated	–	(2)	(2)	(1)
Admissions	2,607	2,225	10,147	6,787
Average daily census	2,713	2,360	2,623	1,675
Patient days	249,608	217,157	960,023	611,493
Average revenue per patient day	$140	$144	$141	$140

Facility-Based Services:
Long-term Acute Care
Locations	8	8	8	8
Patient days	13,257	14,450	56,224	61,427
Average revenue per patient day	$1,060	$1,249	$1,159	$1,183

 (1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. (Amounts in thousands) (Unaudited)

	Three Months Ended Dec. 31, 2016	Three Months Ended Dec. 31, 2015
Net income attributable to LHC Group, Inc.’s common stockholders	$9,817	$7,734
Add (net of tax):
Disposal costs on closures of underperforming locations (1)	–	657
Goodwill and intangible disposal costs (2)	–	605
Acquisition costs (3)	451	341
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$10,268	$9,337

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE (Unaudited)

	Three Months Ended Dec. 31, 2016	Three Months Ended Dec. 31, 2015
Net income attributable to LHC Group, Inc.’s common stockholders per diluted share	$0.55	$0.44
Add:
Disposal costs on closures of underperforming locations (1)	–	0.04
Goodwill and intangible disposal costs (2)	–	0.03
Acquisition costs (3)	0.03	0.02
Adjusted net income attributable to LHC Group, Inc.’s common stockholders per diluted share	$0.58	$0.53

(1) Disposal costs related to the closures of underperforming locations
(2) Goodwill and intangible disposal costs related to closures of underperforming locations and indefinite-lived intangible impairment related to write down of the assets.
(3) 2016 Cost associated with PHR and LifePoint and 2015 cost associated with Halcyon and Nurses Registry acquisitions.

Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com